UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005 (September 12, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 Main Street, P.O. Box 5220, Hopkinton, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2005, Boston Life Sciences, Inc., a Delaware corporation (the “Company”) executed a Severance and Settlement Agreement and Release with Joseph P. Hernon, the Company’s former Chief Financial Officer (the “Agreement”). Mr. Hernon stepped down as Chief Financial Officer on July 1, 2005 with the appointment of Kenneth L. Rice, Jr. as the Company’s Chief Financial Officer.

Under the terms of the Agreement, Mr. Hernon is entitled to, among other things, continued base salary and benefits for a period of nine-months commencing on October 1, 2005. The Agreement also provides that Mr. Hernon’s options to purchase 74,182 shares of the Company’s common stock be accelerated and vested as of September 30, 2005, the last day of Mr. Hernon’s employment with the Company (the “Termination Date”). The Agreement further provides that Mr. Hernon’s options to purchase 133,527 shares of common stock, including the 74,182 accelerated options, be exercisable on their stated terms and conditions from the Termination Date through and including September 30, 2007. Under law, the Agreement may be revoked by Mr. Hernon at any time prior to September 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: September 16, 2005	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer